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                                                                 Exhibit 23(g)

                        CONSENT OF BAIRD, KURTZ & DOBSON
                              INDEPENDENT AUDITORS


                    We consent to the incorporation by reference in the Form S-4 Registration Statement of Union Planters Corporation to be filed with the Securities and Exchange Commission on or about January 12, 1994, of our report dated February 18, 1993 with respect to the consolidated financial statements of Mid-South Bancorp, Inc. appearing as Exhibit 28(g) in the Form 8-K Current Report of Union Planters Corporation dated September 27, 1993. We also consent to the reference to us under the heading "Experts" in such registration statement.

                                                       /s/ BAIRD, KURTZ & DOBSON




Bowling Green, Kentucky
January 12, 1994